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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

NEW YORK & COMPANY, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (State or other jurisdiction of incorporation)	33-1031445 (IRS Employer Identification No.)
450 WEST 33rd STREET, 5th FLOOR NEW YORK, NEW YORK (Address of principal executive offices)	10001 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box.	☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box	☐

Securities Act registration statement file number to which this form relates:        333-115778

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Common Stock, par value $0.001 per share (the "Common Stock"), of New York & Company, Inc. (the "Company") as included under the caption "Description of Capital Stock" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on May 24, 2004 (Registration No. 333-115778), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2004	NEW YORK & COMPANY, INC. (Registrant)
	By:	/s/ RONALD W. RISTAU
	Name:	Ronald W. Ristau
	Title:	Chief Operating Officer and Chief Financial Officer

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SIGNATURES